Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2014 RESULTS

•	GAAP Operating Income of $0.5 Million, Compared to $1.6 Million GAAP Operating Loss in Prior Year

•	New Product Revenue Increases to 45% of Total Product Revenue

•	Two Large Adrenalin Deployments Commercially Launched in Europe

ACTON, Mass. (Dec. 5, 2013) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported third quarter fiscal 2014 revenue of $37.8 million and non-GAAP operating income of $2.9 million, or $0.09 per fully diluted share, from continuing operations. In comparison, third quarter fiscal 2013 revenue was $39.2 million and non-GAAP operating income was $2.9 million, or $0.09 per fully diluted share, from continuing operations. The Company posted U.S. GAAP operating income of $0.5 million, or $0.02 per diluted share, for the third quarter of fiscal 2014, compared to a U.S. GAAP operating loss for the third quarter of fiscal 2013 of $1.6 million, or $0.05 per fully diluted share. The Company’s U.S. GAAP third quarter fiscal 2014 results include charges of $2.4 million that are excluded from our non-GAAP results, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions.

For the first nine months of fiscal 2014, the Company posted revenues of $110.7 million and non-GAAP operating income of $7.5 million, compared to revenues of $112.6 million and non-GAAP operating income of $6.4 million in the same prior period. The Company posted a GAAP operating loss for the first nine months of fiscal 2014 of approximately $0.8 million, compared to a GAAP operating loss of $10.3 million for the same prior period.

“We continue to execute on our plan to deliver our new generation of products globally, which have grown 62 percent year over year to represent 45 percent of all product revenues, compared to 25 percent a year ago,” said Raghu Rau, CEO, SeaChange. “We are also pleased to announce the commercial launch of our Adrenalin multi-screen platform by a large European telco and a Scandinavian cable operator during the quarter. Our Infusion advanced advertising platform, integrated with Adrenalin, was launched by a large European service provider last week.”

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SeaChange Q3 FY14 Results/Page 2

“Our opportunity funnel remains very robust and we continue to respond to strong interest in our Nucleus gateway software and Adrenalin by many of the world’s leading operators,” Rau continued. “However, we continue to experience some delays in receiving final product acceptances and some agreements expected for the third and fourth quarter are experiencing delays in signing due to expanded scope and the complex nature of the customer decision making process, which involves the customer selecting multiple vendors.”

Commenting on the Company’s outlook, Anthony Dias, Chief Financial Officer, stated, “We anticipate that our fourth quarter fiscal 2014 revenue will be in the range of $40 million to $45 million and non-GAAP operating income, on a fully diluted share basis, will be in the range of $0.15 to $0.20 per share, reflecting the anticipated delays in receiving customer acceptances of new products and finalization of agreements for Nucleus and Adrenalin.”

SeaChange ended the third quarter of fiscal 2014 with cash, cash equivalents and marketable securities of $126.4 million.

The Company will host a conference call to discuss its third quarter fiscal 2014 results at 5:00 p.m. ET today, Thursday, December 5, 2013. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. For those unable to listen to the live conference call, a replay will be available through December 19, 2013 and may be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay conference ID number 424595. An archived version of the webcast will also be available on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior video back office platform, advertising and in-home gateway offerings.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

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SeaChange Q3 FY14 Results/Page 3

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance and the repurchase of the Company’s shares, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products including its next generation products scheduled for release in fiscal year 2014; worldwide economic cycles; steps taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions or divestitures made by the Company; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 10, 2013. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q3 FY14 Results/Page 4

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	October 31,	January 31,
	2013	2013
Assets
Cash and cash equivalents	$114,107	$106,721
Marketable securities and restricted cash	12,320	14,211
Accounts and other receivables, net	33,895	40,103
Inventories, net	7,317	7,372
Prepaid expenses and other current assets	5,929	11,332
Assets held for sale	—	465
Property and equipment, net	18,916	18,399
Goodwill and intangible assets, net	59,578	62,617
Other assets	2,079	4,909

Total assets	$254,141	$266,129

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$16,513	$27,962
Deferred revenues	26,709	30,603
Other long term liabilities	246	325
Deferred tax liabilities and income taxes payable	4,552	5,038

Total liabilities	48,020	63,928

Total stockholders’ equity	206,121	202,201

Total liabilities and stockholders’ equity	$254,141	$266,129

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SeaChange Q3 FY14 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues:
Products	$13,822	$15,213	$44,809	$40,681
Services	23,949	24,036	65,894	71,932

Total revenues	37,771	39,249	110,703	112,613

Cost of revenues:
Products	3,271	5,454	7,845	13,609
Services	13,225	13,557	40,386	38,550
Amortization of intangible assets	320	520	947	1,548
Stock-based compensation expense	67	(85)	191	109
Inventory write-down	—	—	—	1,752

Total cost of revenues	16,883	19,446	49,369	55,568

Gross profit	20,888	19,803	61,334	57,045

Operating expenses:
Research and development	10,212	9,202	30,007	28,449
Selling and marketing	3,948	3,859	11,283	11,860
General and administrative	4,184	4,295	13,664	13,745
Amortization of intangible assets	842	969	2,512	2,891
Stock-based compensation expense	588	1,517	2,234	4,355
Earn-outs and change in fair value of earn-outs	(94)	64	(60)	1,667
Professional fees: acquisitions, divestitures, litigation, and strategic alternatives	603	26	1,524	1,445
Severance and other restructuring costs	76	1,476	922	2,918

Total operating expenses	20,359	21,408	62,086	67,330

Income (loss) from operations	529	(1,605)	(752)	(10,285)
Other (expenses) income, net	(153)	337	(592)	(92)
(Loss) gain on sale of investment in affiliates	(25)	—	(363)	814

Income (loss) before income taxes and equity income in earnings of affiliates	351	(1,268)	(1,707)	(9,563)
Income tax benefit	(423)	(882)	(784)	(766)
Equity income in earnings of affiliates, net of tax	24	49	44	75

Income (loss) from continuing operations	798	(337)	(879)	(8,722)

Gain (loss) on sale of discontinued operations, net of tax	—	124	—	(14,324)
(Loss) income from discontinued operations, net of tax	(221)	87	(744)	(2,655)

Net income (loss)	$577	$(126)	$(1,623)	$(25,701)

Net income (loss)	$577	$(126)	$(1,623)	$(25,701)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	1,215	1,453	527	6,612
Unrealized gain (loss) on marketable securities	2	(10)	(7)	(10)

Comprehensive income (loss)	$1,794	$1,317	$(1,103)	$(19,099)

Net income (loss) per share:
Basic income (loss) per share	$0.02	$(0.00)	$(0.05)	$(0.79)

Diluted income (loss) per share	$0.02	$(0.00)	$(0.05)	$(0.79)

Net income (loss) per share from continuing operations:
Basic income (loss) per share	$0.02	$(0.01)	$(0.03)	$(0.27)

Diluted income (loss) per share	$0.02	$(0.01)	$(0.03)	$(0.27)

Net (loss) income per share from discontinued operations:
Basic (loss) income per share	$(0.00)	$0.01	$(0.02)	$(0.52)

Diluted (loss) income per share	$(0.00)	$0.01	$(0.02)	$(0.52)

Weighted average common shares outstanding:
Basic	32,813	32,474	32,636	32,554

Diluted	33,595	32,474	32,636	32,554

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SeaChange Q3 FY14 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended October 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,623)	$(25,701)
Net loss from discontinued operations	744	16,979
Adjustments to reconcile net loss to net cash provided by (used in) operating activities from continuing operations:
Depreciation of fixed assets	3,345	3,341
Amortization of intangible assets	3,459	4,439
Impairment of long-lived asset	—	967
Loss (gain) on sale of investment in affiliates	363	(814)
Stock-based compensation expense	2,425	4,464
Changes in contingent consideration related to acquisitions	(60)	1,667
Deferred income taxes	—	(487)
Other	427	115
Changes in operating assets and liabilities:
Accounts receivable	6,334	(2,874)
Unbilled receivables	(4,217)	3,963
Inventories	(859)	2,461
Prepaid expenses and other assets	6,412	(2,484)
Accounts payable	(1,642)	(2,102)
Accrued expenses	(1,514)	595
Customer deposits	(4,143)	(1,733)
Deferred revenues	(3,964)	(6,389)
Other	651	200

Net cash provided by (used in) operating activities from continuing operations	6,138	(3,393)
Net cash (used in) provided by operating activities from discontinued operations	(744)	717

Total cash provided by (used in) operating activities	5,394	(2,676)

Cash flows from investing activities:
Purchases of property and equipment	(1,834)	(2,423)
Purchases of marketable securities	(6,911)	(12,110)
Proceeds from sale and maturity of marketable securities	8,698	11,205
Proceeds from sale of equity investment	1,128	814
Acquisition of businesses and payment of contingent consideration, net of cash acquired	(4,018)	(7,866)
Change in restricted cash	(1)	(923)
Proceeds from sale of plant and equipment	22	—

Net cash used in investing activities from continuing operations	(2,916)	(11,303)
Net cash provided by investing activities from discontinued operations	4,000	23,560

Total cash provided by investing activities	1,084	12,257

Cash flows from financing activities:
Repurchases of our common stock	—	(6,078)
Proceeds from issuance of common stock relating to stock option exercises	1,037	1,140

Total cash provided by (used in) financing activities	1,037	(4,938)

Effect of exchange rate changes on cash	(129)	(170)

Net increase in cash and cash equivalents	7,386	4,473

Cash and cash equivalents, beginning of period	106,721	80,585

Cash and cash equivalents, end of period	$114,107	$85,058

Supplemental disclosure of cash flow information:
Income taxes paid	$933	$1,307
Supplemental disclosure of non-cash investing and financing activities:
Transfer of items originally classified as inventories to equipment	$866	$570
Issuance of common stock for settlement of contingent consideration related to acquisitions	$1,560	$—
Asset held for sale reclassified to asset held for use and reclassified from current assets to property and equipment	$465	$—

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SeaChange Q2 FY14 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating income or loss plus stock-based compensation expenses, amortization of intangible assets, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We define adjusted EBITDA as U.S. GAAP operating income or loss before depreciation expense, amortization of intangible assets, stock-based compensation expense, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives, and severance and other restructuring costs. We discuss non-GAAP income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income from operations and adjusted EBITDA are both important measures that are not calculated according to U.S. GAAP. We use non-GAAP income from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income from operations and adjusted EBITDA financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q3 FY14 Results/Page 8

Inventory Write-down. We incur inventory write-downs of our legacy product lines as we end the life of certain product lines to focus on selling our new products being developed.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. We also incurred charges for the hiring and appointment of the Chief Executive Officer.

Depreciation Expense. We incur depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

The following tables reconcile the Company’s income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to the Company’s non-GAAP income from operations and the reconciliation of our U.S. GAAP income (loss) from operations to our adjusted EBITDA for the three and nine months ended October 31, 2013 and 2012:

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SeaChange Q3 FY14 Results/Page 9

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	October 31, 2013			October 31, 2012
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$13,822	$—	$13,822	$15,213	$—	$15,213
Services	23,949	—	23,949	24,036	—	24,036

Total revenues	37,771	—	37,771	39,249	—	39,249

Cost of revenues:
Products	3,271	—	3,271	5,454	—	5,454
Services	13,225	—	13,225	13,557	—	13,557
Amortization of intangible assets	320	(320)	—	520	(520)	—
Stock-based compensation	67	(67)	—	(85)	85	—

Total cost of revenues	16,883	(387)	16,496	19,446	(435)	19,011

Gross profit	20,888	387	21,275	19,803	435	20,238

Gross profit percentage	55.3%	1.0%	56.3%	50.5%	1.1%	51.6%

Operating expenses:
Research and development	10,212	—	10,212	9,202	—	9,202
Selling and marketing	3,948	—	3,948	3,859	—	3,859
General and administrative	4,184	—	4,184	4,295	—	4,295
Amortization of intangible assets	842	(842)	—	969	(969)	—
Stock-based compensation expense	588	(588)	—	1,517	(1,517)	—
Earn-outs and change in fair value of earn-outs	(94)	94	—	64	(64)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	603	(603)	—	26	(26)	—
Severance and other restructuring costs	76	(76)	—	1,476	(1,476)	—

Total operating expenses	20,359	(2,015)	18,344	21,408	(4,052)	17,356

Income (loss) from operations	$529	$2,402	$2,931	$(1,605)	$4,487	$2,882

Income (loss) from operations percentage	1.4%	6.3%	7.8%	(4.1%)	11.4%	7.3%

Weighted average common shares outstanding:
Basic	32,813	32,813	32,813	32,474	32,474	32,474

Diluted	33,595	33,595	33,595	32,474	32,995	32,995

Non-GAAP operating income (loss) per share:
Basic	$0.02	$0.07	$0.09	$(0.05)	$0.14	$0.09

Diluted	$0.02	$0.07	$0.09	$(0.05)	$0.14	$0.09

Adjusted EBITDA:

Income (loss) from operations			$529			$(1,605)

Depreciation expense			1,042			1,034
Amortization of intangible assets			1,162			1,489
Stock-based compensation expense			655			1,432
Earn-outs and changes in fair value			(94)			64
Professional fees: acquisitions, divestitures, etc.			603			26
Severance and other restructuring			76			1,476

Adjusted EBITDA			$3,973			$3,916

Adjusted EBITDA %			10.5%			10.0%

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SeaChange Q3 FY14 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Nine Months Ended			Nine Months Ended
	October 31, 2013			October 31, 2012
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$44,809	$—	$44,809	$40,681	$—	$40,681
Services	65,894	—	65,894	71,932	—	71,932

Total revenues	110,703	—	110,703	112,613	—	112,613

Cost of revenues:
Products		—	7,845	13,609	—	13,609
Services	40,386	—	40,386	38,550	—	38,550
Amortization of intangible assets	947	(947)	—	1,548	(1,548)	—
Stock-based compensation	191	(191)	—	109	(109)	—
Inventory write-down	—	—		1,752	(1,752)	—

Total cost of revenues	49,369	(1,138)	48,231	55,568	(3,409)	52,159

Gross profit	61,334	1,138	62,472	57,045	3,409	60,454

Gross profit percentage	55.4%	1.0%	56.4%	50.7%	3.0%	53.7%

Operating expenses:
Research and development	30,007	—	30,007	28,449	—	28,449
Selling and marketing	11,283	—	11,283	11,860	—	11,860
General and administrative	13,664	—	13,664	13,745	—	13,745
Amortization of intangible assets	2,512	(2,512)	—	2,891	(2,891)	—
Stock-based compensation expense	2,234	(2,234)	—	4,355	(4,355)	—
Earn-outs and change in fair value of earn-outs	(60)	60	—	1,667	(1,667)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	1,524	(1,524)	—	1,445	(1,445)	—
Severance and other restructuring costs	922	(922)	—	2,918	(2,918)	—

Total operating expenses	62,086	(7,132)	54,954	67,330	(13,276)	54,054

(Loss) income from operations	$(752)	$8,270	$7,518	$(10,285)	$16,685	$6,400

(Loss) income from operations percentage	(0.7%)	7.4%	6.8%	(9.1%)	14.8%	5.7%

Weighted average common shares outstanding:
Basic	32,636	32,636	32,636	32,554	32,554	32,554

Diluted	32,636	33,485	33,485	32,554	33,087	33,087

Non-GAAP operating (loss) income per share:
Basic	$(0.02)	$0.25	$0.23	$(0.32)	$0.52	$0.20

Diluted	$(0.02)	$0.25	$0.23	$(0.32)	$0.51	$0.19

Adjusted EBITDA:

Loss from operations			$(752)			$(10,285)

Depreciation expense			3,345			3,341
Amortization of intangible assets			3,459			4,439
Stock-based compensation expense			2,425			4,464
Earn-outs and changes in fair value			(60)			1,667
Professional fees: acquisitions, divestitures, etc.			1,524			1,445
Inventory write-down			—			1,752
Severance and other restructuring			922			2,918

Adjusted EBITDA			$10,863			$9,741

Adjusted EBITDA %			9.8%			8.6%

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